UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported: February 18, 2010)

North American Galvanizing & Coatings, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-3920	71-0268502
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5314 South Yale Avenue,  Suite 1000, Tulsa, Oklahoma 74135

(Address of principal executive offices)              (Zip Code)

(Registrant's telephone number, including area code): (918) 494-0964

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.  Incorporated herein is the discussion set forth below under Item 5.02.

Item 5.02.  Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.  On February 18, 2010, we extended the term of our employment agreement with our President and Chief Executive Officer, Mr. Ronald J. Evans, for one year or until March 31, 2011.  This extension was accomplished through an amendment of Mr. Evans’ employment agreement dated as of April 1, 2007.  Mr. Evans is also a director of our company.  A copy of this amendment together with the original agreement are attached to this filing as exhibits.

Item 9.01 Financial Statements and Exhibits.

Exhibits:

10.4  Executive Employment Agreement dated as of April 1, 2007, between North American Galvanizing & Coatings, Inc. and Ronald J. Evans.

10.5 First Amendment to Executive Employment Agreement dated as of February 18, 2010, between North American Galvanizing & Coatings, Inc. and Ronald J. Evans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

North American Galvanizing & Coatings, Inc.

Date: February 23, 2010	By:	/s/ Beth B. Pulley
Beth B. Pulley
Vice President and Chief Financial Officer

EXHIBIT INDEX

10.4  Executive Employment Agreement dated as of April 1, 2007, between North American Galvanizing & Coatings, Inc. and Ronald J. Evans.

10.5 First Amendment to Executive Employment Agreement dated as of February 18, 2010, between North American Galvanizing & Coatings, Inc. and Ronald J. Evans.